As filed with the Securities and Exchange Commission on August 6, 1998.
                                                 Registration No. 333-


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                        ------------------------------

                                   FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                        ------------------------------

                            AIR METHODS CORPORATION
            (Exact name of registrant as specified in its charter)
                        ------------------------------

            DELAWARE                                     84-0915893
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                               7301 SOUTH PEORIA
                                 P.O. BOX 4114
                           ENGLEWOOD, COLORADO 80155
                                (303) 792-7400
                   (Address of principal executive offices)

                           AIR METHODS CORPORATION
                      401(K) AND RETIREMENT SAVINGS PLAN
                          (Full titles of the plans)
                        ------------------------------

 GEORGE W. BELSEY, CHAIRMAN AND                        With copies to:
     CHIEF EXECUTIVE OFFICER                         LESTER R. WOODWARD
     AIR METHODS CORPORATION                     DAVIS, GRAHAM & STUBBS, LLP
        7301 SOUTH PEORIA                        370 17TH STREET, SUITE 4700
    ENGLEWOOD, COLORADO 80112                      DENVER, COLORADO 80202
         (303) 792-7400                                (303) 892-9400

           (Name, address, including zip code, and telephone number,
                  including area code, of agent for service)
                        ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                        Proposed maximum         Proposed
                                      Amount to be       offering price      maximum aggregate        Amount of
Title of securities to be registered   registered          per unit(1)       offering price(1)    registration fee


Common Stock, par value $.06         100,000 shares          $3.875              $387,500              $114.32

Interests in the Air Methods               (2)                 (3)                  (3)                  (3)
Corporation 401(k) and Retirement
Savings Plan


(1) Estimated solely for the purpose of determining the amount of the registration fee pursuant to Rule 457(h), and is based upon the average of the high and low prices of the Company's Common Stock on July 31, 1998 as quoted on the Nasdaq Stock Market.

(2) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of plan interests to be offered or sold pursuant to the Air Methods Corporation 401(k) and Retirement Savings Plan.

(3) Pursuant to Rule 457(h)(2) under the Securities Act of 1933, no separate fee is required to register plan interests.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

      Air Methods Corporation (the "Company") and the Air Methods Corporation 401(k) and Retirement Savings Plan (the "Plan") hereby state that the following documents filed with the Securities and Exchange Commission (the "Commission") are hereby incorporated in this Registration Statement by reference as of their date of filing with the Commission:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Commission on March 31, 1998;

     (b) The Company's Definitive Proxy Statement for its Annual Meeting of Stockholders, filed with the Commission on April 30, 1998;

     (c) The Company's Quarterly Report on Form 10-Q for the three months ended March 31, 1998, filed with the Commission on May 12, 1998;

     (d) The Plan's Notification on Form 12b-25, filed with the Commission on July 1, 1998.

     (e) The Plan's Annual Report on Form 11-K for the year ended December 31, 1997, filed with the Commission on July 15, 1998.

     (f) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, filed with the Commission on May 20, 1992 (File No. 1-11153); and

     (g) All documents filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a Post-Effective Amendment to this Registration Statement indicating that all securities offered under the Registration Statement have been sold, or deregistering all securities then remaining unsold.

4.    DESCRIPTION OF SECURITIES.

      Not applicable.

5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable.

6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the Delaware General Corporation Law permits indemnification of directors, officers, employees and agents of a corporation under certain conditions and subject to certain limitations. Article IX of the Registrant's Certificate of Incorporation and Article VI of the Registrant's Bylaws require indemnification of the Registrant's officers and directors to the maximum extent permitted by the Delaware General Corporation Law. The above-mentioned Bylaw states that the indemnification provisions of the Bylaws shall be deemed to be a contract between the Registrant and each director and officer. The statutory provision cited above also empowers the Registrant to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions. The Company has obtained directors' and officers' liability and company reimbursement insurance policies, which cover claims made after August 1, 1992. The policies provide an aggregate maximum of $5,000,000 in coverage to the Company's directors and officers, or to the Company in the event that the Company indemnifies the directors or officers, subject to certain deductibles.

      Additionally, the Certificate of Incorporation eliminates in certain circumstances the monetary liability of directors of the Company for a breach of their fiduciary duty as directors. This provision does not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) for liability arising under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or
(iv) for any transaction from which the director derived an improper personal benefit.

7.    EXEMPTION FROM REGISTRATION CLAIMED.

      Not applicable.

8.    EXHIBITS

      (a)   Exhibits.

             4.1  Certificate of Incorporation./1/

             4.2  Amendment to the Certificate of Incorporation./2/


----------------

1 Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-15007), as declared effective on August 27, 1987, and incorporated herein by reference.

2 Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992, and incorporated herein by reference.

             4.3  Bylaws, as amended./3/

             4.4  Specimen Stock Certificate./2/

              23  Consent of KPMG Peat Marwick LLP.

      (b)   Plan Qualification.

      The Company has submitted and will submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

9.    UNDERTAKINGS

      A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant's annual report and the Plan's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      C. Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling

-------------------

3 Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, and incorporated herein by reference.

precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 6th day of August, 1998.

                                       AIR METHODS CORPORATION


                                       By /s/George W. Belsey
                                         --------------------------------------
                                          George W. Belsey
                                          Chairman and Chief Executive Officer


                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints jointly and severally George W. Belsey and Aaron
D. Todd, or either of them, with full power to act alone, his true and lawful attorneys-in-fact, with full power of substitution, and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact or either of them may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

       SIGNATURE                         TITLE                       DATE

/s/George W. Belsey
--------------------------
George W. Belsey                  Chairman of the Board,         August 6, 1998
                                  Chief Executive Officer
                                  and a Director


/s/Aaron D. Todd
--------------------------
Aaron D. Todd                     Chief Financial Officer,       August 6, 1998
                                  Secretary and Treasurer
                                  (Principal Financial
                                  and Accounting Officer)


/s/Samuel H. Gray
--------------------------
Samuel H. Gray                    Director                       August 6, 1998

/s/Lowell D. Miller
--------------------------
Lowell D. Miller                   Director                      August 6, 1998


/s/Roy L. Morgan
--------------------------
Roy L. Morgan                      Director                      August 6, 1998


/s/Donald R. Segner
--------------------------
Donald R. Segner                   Director                      August 6, 1998


/s/Liam F. Dalton
--------------------------
Liam F. Dalton                     Director                      August 6, 1998


/s/Carl H. McNair, Jr.
--------------------------
Carl H. McNair, Jr.                Director                      August 6, 1998


/s/Joseph E. Bernstein
--------------------------
Joseph E. Bernstein                Director                      August 6, 1998


/s/Ralph J. Bernstein
--------------------------
Ralph J. Bernstein                 Director                      August 6, 1998


/s/Morad Tahbaz
--------------------------
Morad Tahbaz                       Director                      August 6, 1998

                                 PLAN SIGNATURE


      Pursuant to the requirements of the Securities Act of 1933, the Air Methods Corporation 401(k) and Retirement Savings Plan trustee or other persons who administer the Plan have duly caused this Registration Statement to be signed on behalf of the Plan by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on the 6th day of August, 1998.

                                    AIR METHODS CORPORATION 401(K) AND
                                    RETIREMENT SAVINGS PLAN


                                    By: /s/Kathy Joyce
                                       ----------------------------------
                                    Name: Kathy Joyce
                                         --------------------------------
                                    Title: Company Plan Administrator
                                          -------------------------------

                                  EXHIBIT INDEX

EXHIBIT                                                              SEQUENTIAL
  NO.       DESCRIPTION                                              PAGE NO.


 4.1        Certificate of Incorporation./1/

 4.2        Amendment to the Certificate of Incorporation./2/

 4.3        Bylaws, as amended./3/

 4.4        Specimen Stock Certificate./2/

  23        Consent of KPMG Peat Marwick LLP.


-----------------------

1 Filed as an exhibit to the Company's Registration Statement on Form S-1 (Registration No. 33-15007), as declared effective on August 27, 1987, and incorporated herein by reference.

2 Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1992, and incorporated herein by reference.

3 Filed as an exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1994, and incorporated herein by reference.

                                                                   EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS



THE BOARD OF DIRECTORS AND STOCKHOLDERS
AIR METHODS CORPORATION:

We consent to the incorporation by reference in the registration statement on Form S-8 of Air Methods Corporation of our report dated February 13, 1998, relating to the consolidation balance sheets of Air Methods Corporation and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997, which report appears in the December 31, 1997 Annual Report on Form 10-K of Air Methods Corporation. We also consent to incorporation by reference in the registration statement of our report dated June 2, 1998 relating to the statements of net assets of the Air Methods Corporation 401(k) and Retirement Savings Plan as of December 31, 1997 and 1996, and the related statements of changes in net assets for the years then ended, which report appears in the December 31, 1997 Annual Report on Form 11-K of the Air Methods Corporation 401(k) and Retirement Savings Plan.





                                                      /s/KPMG Peat Marwick LLP
                                                      KPMG Peat Marwick LLP

Denver, Colorado
August 5, 1998